UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

EL MANIEL INTERNATIONAL, INC.
 (Exact name of registrant as specified in Charter

NEVADA	333-148988	562672870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

13520 Oriental St. Rockville, Md 20853
 (Address of Principal Executive Offices)
 _______________

(202) 536-5191
 (Issuer Telephone number)
_______________

7424 Brighton Village Drive, Raleigh, NC 27616
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 10, 2010 (the “Closing Date”), Co-Max International, acquired the majority of the issued and outstanding common stock of EL MANIEL INTERNATIONAL, INC., a Nevada corporation (the “Company”),  in accordance with a stock purchase agreement (the “Stock Purchase Agreement”) by and between Barbara Tejeda and Co-Max International.  On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Co-Max purchased from Tejeda 65,000,000 shares of common stock for $325,000.00. On March 10, 2010, the Company entered into a stock purchase agreement with Barbara Tejeda in which the Company purchased 5,000,000 shares of the Company’s stock from Ms. Tejeda in consideration for the transfer of all of the shares of El Maniel International Inc., the former wholly owned subsidiary of the Company.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Co-Max International purchased a total of 65,000,000 shares of the Company’s common stock.  As a result of a Share Purchase Agreement the Company experienced a Change in Control under which 73.34% of the shares of the company are now held by Co-Max International, the new majority shareholder.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In accordance with the change in control Barbara Tejeda resigned as the Company's President, CEO  any other officer positions held by her and Chairman of the Board of Directors on March 10h, 2010 and Rafael Tejeda resigned as Secretary of the Company.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On the same date Khoo Hsiang Hua and Lee Tuck Hing were appointed as Directors of the Company and David E. Price as Secretary.

 Khoo Hsiang Hua has held managerial and directorship positions within diverse industries for companies in Malaysia and Hong Kong in the fields of corporate finance, restructuring, mergers and acquisitions, internal audit, insolvency practice, and other corporate advisory positions. He has an MBA in Finance from Charles Sturt University (Australia).

Lee Tuck Hing brings vast experience in managerial auditing and accounting with emphasis in property development, particularly project financing, and loan facilities procurement.  Mr. Hing has a Diploma in Accounting and Costing.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which  Khoo Hsiang Hua, Lee Tuck Thing and David Price are a party in connection with this appointment as a director and an officer of this Company.

ITEM 9.01. EXHIBITS.

(d)	Exhibits.
	Exhibit #	Description
	1.1	Stock Purchase Agreement by and between Barbara Tajeda and Co-Max International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

El Manuel International Inc.

By:	/s/ Khoo Hsiang Hua
KHOO HSIANG HUA Chief Executive Officer

 Dated: March 12, 2010